Exhibit (15.1)

August 1, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:

Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 333-40239; 333-95037; 333-50969; 333-58360; 333-97927; 333-115567; 333-129427; 333-129428; 333-140988; 333-115568; 333-132139; 333-147148; 333-163837; 333-163838; 333-165130; 333-165132; 333-166646; 333-174028; 333-178300; 333-178302; 333-184650; 333-190317; 333-199729; 333-199730; 333-199732; and 333-226534); Form S-4 (Registration No. 333-176601) and Form S-3 (Registration No. 333-221305).

Commissioners:

We are aware that our report dated August 1, 2019 on our review of interim financial information of Ecolab Inc., which is included in the Company’s Quarterly Report for the quarter ended June 30, 2019, is incorporated by reference in the Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota